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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENTS


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-21205 of Orion Capital Corporation on Form S-4 of our report dated February 21, 1996 appearing in the Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP


Hartford, Connecticut
March 13, 1997






We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-21205 of Orion Capital Corporation on Form S-4 of our reports dated February 21, 1996 appearing in the Annual Report on Form 10-K of Guaranty National Corporation for the year ended December 31, 1995 that is incorporated by reference in the Annual Report on Form 10-K of Orion Capital Corporation, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement


/S/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
March 13, 1997